Exhibit 10.221

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 9, 2008 and amended by the Board effective March 31, 2009, and originally adopted by the stockholders of DTAG on May 20, 2005 (the “Plan”), is hereby amended as follows effective March 16, 2009, subject to stockholder approval as provided below:

1.	By deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it with the following:

“(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 1,300,000 Common Shares, plus (i) any Common Shares that remain available for issuance or transfer under the Plan, and (ii) any shares relating to awards heretofore or hereafter made under the Plan, that expire or are forfeited (including Performance Shares) or are cancelled.”

This Second Amendment (the “Second Amendment”) was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on March 16, 2009. This Second Amendment shall become effective and operative if, and only if, (a) a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders of DTAG to be held on May 14, 2009 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after March 16, 2009 are in favor of this Second Amendment, and (b) the total number of votes actually cast on this Second Amendment represent more than 50% in interest of all stockholders entitled to vote on this Second Amendment. A failure to obtain such a vote within such time shall make all provisions of this Second Amendment null and void from inception.